UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2006

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.02.    Non-Reliance on Previously Issues Financial Statements or a Related Audit Report or Completed Interim Review

MainStreet BankShares, Inc. ("MainStreet") will restate its quarterly Form 10-QSB reports for the periods ending March 31, 2005, June 30, 2005, and September 30, 2005 to reflect the effect of recent guidance from its independent accountants concerning the tax expense incurred on the sale of a subsidiary on March 23, 2005. At the time of the sale, MainStreet recorded income tax expense of $562,466 related to the gain on the sale. In turn, MainStreet reflected this tax expense on each of the quarterly Form 10-QSB reports now being restated. This expense was also taken into consideration in MainStreet's earnings release on February 2, 2006 which disclosed quarterly and year-to-date earnings and basic per share data along with total assets. Upon a very recent review of MainStreet's income tax return, MainStreet's independent accounting firm determined that MainStreet had no taxable gain on the sale of the subsidiary and accordingly owed no tax expense. MainStreet was notified by the accounting firm of this determination on March 3, 2006 in a called meeting of its audit committee. The restated quarterly reports will reflect that MainStreet has incurred no tax expense in connection with the subsidiary's sale in accordance with the updated guidance. MainStreet's Form 10-KSB and Annual Report will similarly reflect no tax expense in connection with the transaction.

The Company's management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accounting firm.

MainStreet has reviewed the matter in respect to its disclosure controls and believes that the restatement does not implicate its controls.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    See index to exhibits.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: March 08, 2006	By:	/s/ C. R. McCullar
C. R. McCullar
President and Chief Executive Officer

MAINSTREET BANKSHARES INC

Date: March 08, 2006	By:	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/Chief Financial Officer/Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter of Independent Registered Public Accounting Firm